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                                                                       Exhibit 5


                                                                January 26, 1998


Avatar Holdings Inc.
255 Alhambra Circle
Coral Gables, Florida  33134


Ladies and Gentlemen:

                  We have acted as counsel to Avatar Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3, File No. 333-41923 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed registration of (i) $115,000,000 aggregate principal amount (inclusive of the Underwriters' over-allotment option) of the Company's __% Convertible Subordinated Notes due 2005 (the "Notes") and (ii) the shares of the Company's common stock, par value $1.00 (the "Common Stock"), issuable upon conversion thereof.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the (i) Registration Statement,
(ii) the form of Indenture (the "Indenture") between the Company and The Chase Manhattan Bank of New York (the "Trustee"), pursuant to which the Notes will be issued, (iii) the form of Note included as Exhibit 4.2 to the Registration Statement, (iv) the form of Underwriting Agreement (the "Underwriting Agreement") among CIBC Oppenheimer Corp., SBC Warburg Dillon Read, Inc. (collectively, the "Underwriters") and the Company, and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
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Avatar Holdings Inc.
January 26, 1998
Page 2


                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. The Notes have been duly authorized by the Company for issuance and, when executed (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the execution and delivery of certificates of authentication of the Notes in the manner prescribed by the Indenture by one of the Trustee's duly authorized officers) and delivered by the Company to and paid for by the Underwriters in accordance with the Underwriting Agreement, will be duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought at law or in equity).

                  2. The Notes to be delivered pursuant to the Underwriting Agreement are convertible into shares of Common Stock in accordance with their terms and the conditions thereto prescribed by the Indenture and the shares of Common Stock issuable upon conversion of such Notes have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with their terms and the conditions thereto prescribed by the Indenture, will be validly issued, fully paid and nonassessable.

                  The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the
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Avatar Holdings Inc.
January 26, 1998
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State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we hereby consent to the use of this opinion as an exhibit to the Registration Statement and any additional registration statements relating to the same offering of Notes filed pursuant to Rule 462(b) under the Securities Act. We further consent to the reference to our name under the caption "Legal Opinions" in the prospectus which is a part of the Registration Statement.

                                             Very truly yours,




                                              Weil, Gotshal & Manges LLP